

                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                                JERSEY CENTRAL POWER & LIGHT COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                    --------------------------
                                                                                      2002               2001
                                                                                    --------          --------
                                                                                            (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                           |
   Income before extraordinary items.........................................       $ 97,359     |    $ 97,436
   Add-                                                                                          |
     Interest and other charges, before reduction for                                            |
       amounts capitalized and deferred interest income......................         49,055     |      55,751
     Provision for income taxes..............................................         70,502     |      67,017
     Interest element of rentals charged to income (a).......................          1,620     |       1,928
                                                                                    --------     |    --------
                                                                                                 |
       Earnings as defined...................................................       $218,536     |    $222,132
                                                                                    ========     |    ========
                                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                      |
   Interest on long-term debt................................................       $ 45,485     |    $ 44,030
   Other interest expense....................................................         (1,777)    |       6,371
   Subsidiary's preferred stock dividend requirements........................          5,347     |       5,350
   Interest element of rentals charged to income (a).........................          1,620     |       1,928
                                                                                    --------     |    --------
                                                                                                 |
       Fixed charges as defined..............................................       $ 50,675     |    $ 57,679
                                                                                    ========     |    ========
                                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           4.31     |        3.85
                                                                                    ========     |    ========



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.





                                                                                                 EXHIBIT 12
                                                                                                 Page 2

                                                JERSEY CENTRAL POWER & LIGHT COMPANY

                                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                         STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                    --------------------------
                                                                                      2002               2001
                                                                                    --------          --------
                                                                                          (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                          |
   Income before extraordinary items.........................................       $ 97,359    |     $ 97,436
   Add-                                                                                         |
     Interest and other charges, before reduction for                                           |
       amounts capitalized and deferred interest income......................         49,055    |       55,751
     Provision for income taxes..............................................         70,502    |       67,017
     Interest element of rentals charged to income (a).......................          1,620    |        1,928
                                                                                    --------    |     --------
                                                                                                |
       Earnings as defined...................................................       $218,536    |     $222,132
                                                                                    ========    |     ========
                                                                                                |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED                                       |
   STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):                                          |
   Interest on long-term debt................................................       $ 45,485    |     $ 44,030
   Other interest expense....................................................         (1,777)   |        6,371
   Preferred stock dividend requirements.....................................          6,531    |        8,132
   Adjustment to preferred stock dividends                                                      |
     to state on a pre-income tax basis......................................            857    |        1,913
   Interest element of rentals charged to income (a).........................          1,620    |        1,928
                                                                                    --------    |     --------
                                                                                                |
       Fixed charges as defined plus preferred stock dividend requirements                      |
         (pre-income tax basis)..............................................       $ 52,716    |     $ 62,374
                                                                                    ========    |     ========
                                                                                                |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                 |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                   |
   (PRE-INCOME TAX BASIS)....................................................           4.15    |         3.56
                                                                                    ========    |     ========




-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                                     METROPOLITAN EDISON COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                    --------------------------
                                                                                      2002              2001
                                                                                    --------          --------
                                                                                          (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                           |
   Income before extraordinary items.........................................       $ 38,785     |    $ 31,909
   Add-                                                                                          |
     Interest and other charges, before reduction for                                            |
       amounts capitalized and deferred interest income......................         25,632     |      27,357
     Provision for income taxes..............................................         27,402     |      20,957
     Interest element of rentals charged to income (a).......................            259     |         534
                                                                                    --------     |    --------
                                                                                                 |
       Earnings as defined...................................................       $ 92,078     |    $ 80,757
                                                                                    ========     |    ========
                                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                      |
   Interest on long-term debt................................................       $ 20,682     |    $ 18,309
   Other interest expense....................................................          1,171     |       5,373
   Subsidiary's preferred stock dividend requirements........................          3,779     |       3,675
   Interest element of rentals charged to income (a).........................            259     |         534
                                                                                    --------     |    --------
                                                                                                 |
       Fixed charges as defined..............................................       $ 25,891     |    $ 27,891
                                                                                    ========     |    ========
                                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           3.56     |        2.90
                                                                                    ========     |    ========



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.



                                                                                                 EXHIBIT 12
                                                                                                 Page 1

                                                    PENNSYLVANIA ELECTRIC COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                    --------------------------
                                                                                      2002               2001
                                                                                    --------          --------
                                                                                          (In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                           |
   Income/(Loss) before extraordinary items..................................        $25,392     |     $ 5,085
   Add-                                                                                          |
     Interest and other charges, before reduction for                                            |
       amounts capitalized and deferred interest income......................         21,544     |      24,408
     Provision for income taxes..............................................         17,861     |       3,002
     Interest element of rentals charged to income (a).......................            943     |         216
                                                                                     -------     |     -------
                                                                                                 |
       Earnings as defined...................................................        $65,740     |     $32,711
                                                                                     =======     |     =======
                                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                      |
   Interest on long-term debt................................................        $16,328     |     $16,419
   Other interest expense....................................................          1,439     |       4,319
   Subsidiary's preferred stock dividend requirements........................          3,777     |       3,670
   Interest element of rentals charged to income (a).........................            943     |         216
                                                                                     -------     |     -------
                                                                                                 |
       Fixed charges as defined..............................................        $22,487     |     $24,624
                                                                                     =======     |     =======
                                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.92     |        1.33
                                                                                     =======     |     =======



-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.
